SIGNATURE PAGE TO FORM 3 (Continuation Sheet 1)

     ADVANCED TECHNOLOGY VENTURES VII, L.P.

     By:      ATV Associates VII, L.L.C.

              By: /s/     Jean M. George
                  ----------------------
                       Jean M. George
                       Managing Director

     ADVANCED TECHNOLOGY VENTURES VII(B), L.P.

     By:      ATV Associates VII, L.L.C.

              By: /s/     Jean M. George
                  ----------------------
                       Jean M. George
                       Managing Director

     ADVANCED TECHNOLOGY VENTURES VII(C), L.P.

     By:      ATV Associates VII, L.L.C.

              By: /s/     Jean M. George
                  ----------------------
                       Jean M. George
                       Managing Director

     ATV Entrepreneurs VII, L.P.

     By:      ATV Associates VII, L.L.C.

              By: /s/     Jean M. George
                  ----------------------
                       Jean M. George
                       Managing Director

     ATV Alliance 2003, L.P.

     By:      ATV Alliance Associates, L.L.C.

              By: /s/     April Evans
                  ----------------------
                       April Evans
                       Manager

     ADVANCED TECHNOLOGY VENTURES VI, L.P.

     By:      ATV Associates VI, L.L.C.

              By: /s/     Pieter J. Schiller
                  --------------------------
                       Pieter J. Schiller
                       Managing Director

SIGNATURE PAGE TO FORM 3 (Continuation Sheet 2)

     ATV ENTREPRENEURS VI, L.P.

     By:      ATV Associates VI, L.L.C.

              By: /s/     Pieter J. Schiller
                  --------------------------
                       Pieter J. Schiller
                       Managing Director